SFN Group 401(k) Benefit Plan				Exhibit 99.2
Employer ID No: 36-3536544
Plan No: 002
FORM 5500, SCHEDULE H, PART IV, QUESTION 4a
SCHEDULE OF DELINQUENT PARTICIPANT CONTRIBUTIONS
FOR THE YEAR ENDED DECEMBER 31, 2010

	Total that Constitute Nonexempt Prohibited			Total Fully
	Transactions			Corrected
			Contributions	under VFCP(1)
	Contributions	Contributions	Pending	and
	not	Corrected	Correction	PTE(2)
	Corrected	Outside VFCP	in VFCP	2002-51

Participants contributions, including participant loan
payments, transferred late to the Plan	$-	$11,886	$-	$-

1) Voluntary Fiduciary Correction Program (VFCP)
2) Prohibited Transaction Exemption (PTE)